Exhibit 10.1

FIRST AMENDMENT AND WAIVER

This FIRST AMENDMENT AND WAIVER (this “Amendment”) dated as of June 19, 2015 is by and among HANGER, INC., a Delaware corporation (“Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Agent (in such capacity, the “Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of June 17, 2013;

WHEREAS, the Borrower, the Guarantors and the Agent are parties to the Guarantee and Collateral Agreement (as amended, modified and supplemented from time to time, the “Security Agreement”) dated as of June 17, 2013;

WHEREAS, the Borrower, the Guarantors, the Lenders identified therein and the Agent are parties to Waiver No. 3 to the Credit Agreement (“Waiver No. 3”) dated as of March 17, 2015; and

WHEREAS, the Borrower has requested certain waivers under and amendments to the Credit Agreement and the Lenders have agreed to the requested waivers and amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Defined Terms.  Capitalized terms defined in the Credit Agreement and used herein without other definition shall have the meanings ascribed to such terms in the Credit Agreement.

2.         Estoppel, Acknowledgement and Reaffirmation.  Each of the Loan Parties acknowledges and confirms that as of June 19, 2015 (a) the aggregate outstanding principal amount of the Term A Loans is $210,937,500 and (b) the Total Revolving Usage is $146,300,000, each of which amounts constitutes a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind (it being understood that the undrawn portion of the Stated Amount of outstanding Letters of Credit included in the Total Revolving Usage, if any, constitutes a contingent obligation for so long as the Loan Parties are not required to cash collateralize such obligation in accordance with the Credit Agreement).  Each of the Loan Parties hereby acknowledges its obligations under the respective Loan Documents to which it is a party, reaffirms that each of the liens and security interests created and granted in or pursuant to the Collateral Documents is valid and subsisting and agrees that this Amendment shall in no manner impair or otherwise adversely affect such obligations, liens or security interests, except as explicitly set forth herein.

3.         Statement of Defaults.

3.1       Inventory Accounting Defaults.  The Borrower has notified the Agent that (a) the Borrower has implemented a change as of December 31, 2014 in its method of calculating inventory as described in the Borrower’s Report on Form 8-K filed with the SEC on June 9, 2015 (the “Inventory Change in Method”), (b) the Inventory Change in Method will result in the Borrower reporting an inventory valuation adjustment for one or more periods for which the Borrower delivered financial statements to the Agent and the Lenders under or in connection with the Credit Agreement prior to the date hereof (the “Inventory Valuation Adjustment”) and (c) the Inventory Valuation Adjustment will cause certain financial statements delivered to the Agent and the Lenders under or in connection with the Credit Agreement prior to the date hereof to become materially inaccurate (the “Inventory Valuation Adjustment Inaccuracy”).  The Borrower has further notified the Agent that the Inventory Valuation Adjustment Inaccuracy constitutes (a) a Default under Section 9.01(d) of the Credit Agreement as a result of the Borrower’s failure to comply with Section 7.01 of the Credit Agreement with respect to such financial statements and (b) an Event of Default under Section 9.01(b) of the Credit Agreement as a result of the representations and warranties made by the Borrower under Section 6.11 and/or Section 6.21 of the Credit Agreement being incorrect in a material respect (the “Inventory Accounting Defaults”).

3.2       Financial Reporting Defaults.

(a)        Pursuant to Waiver No. 3, the Lenders waived the following in accordance with the terms of Waiver No. 3 (collectively, the “Existing Financial Reporting Defaults”): (i) any Default or Event of Default under Section 9.01(d) of the Credit Agreement or Section 9.01(b) of the Credit Agreement arising in connection with the Borrower’s failure to timely deliver the following (collectively, the “Prior Financial Information”) (A) the financial information and other materials required to be delivered pursuant to Section 7.01(a) of the Credit Agreement for the fiscal year ended December 31, 2014, (B) the financial information and other materials required to be delivered pursuant to Section 7.01(b) of the Credit Agreement for the fiscal quarters ended September 30, 2014 and March 31, 2015 and (C) a Compliance Certificate pursuant to Section 7.02(b) for the fiscal year ended December 31, 2014 and the fiscal quarters ended September 30, 2014 and March 31, 2015; and (ii) any Default under Section 9.01(e)(ii) of the Credit Agreement to the extent such Default arises or has arisen as a result of the Borrower’s failure to timely furnish its (A) Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014 and March 31, 2015 and (B) Annual Report on Form 10-K for the year ended December 31, 2014, in each case to the holders of the notes and trustee under the Indenture.

(b)        The Borrower has notified the Agent that the Borrower anticipates that the Borrower will fail to: (i) timely deliver the following (collectively with the Prior Financial Information, the “Financial Information”) (A) the financial information and other materials required to be delivered pursuant to Section 7.01(b) of the Credit Agreement for the fiscal quarter ending June 30, 2015 and (B) a Compliance Certificate pursuant to Section 7.02(b) for the fiscal quarter ending June 30, 2015 and (ii) timely furnish its Quarterly Report on Form 10-Q for the quarter ending June 30, 2015 to the holders of the notes and trustee under the Indenture, which would cause a Default under Section 9.01(e)(ii) of the Credit Agreement (together with the Existing Financial Reporting Defaults, the “Financial Reporting Defaults”).

(c)        Pursuant to Waiver No. 3, the Lenders also waived the following in accordance with the terms of Waiver No. 3 (collectively, the “Existing Accounting Defaults”):  (i) any Default or Event of Default under Section 9.01(b) and Section 9.01(d) of the Credit Agreement, to the extent such Default or Event of Default has arisen as a result of the Borrower’s restatement of, or revision or adjustment to, the annual and/or quarterly consolidated financial statements substantially consistent with the accounting adjustments specified in Item 4.02 of the Borrower’s Current Report on Form 8-K filed on February 17, 2015 (other than under the caption “Additional Accounting Review and Financial Statement Preparation”), and (ii) the inaccuracy of any representation or warranty, including Section 6.11 and Section 6.21 of the Credit Agreement, contained in the Loan Documents solely as a result of or in connection with the matters referred to in clause (i) above.

4.         Termination of Waiver No. 3.  Waiver No. 3 is superseded by this Amendment as of the Amendment Effective Date and after giving effect to this Amendment Waiver No. 3 shall have no further force and effect.

5.         Waiver of Existing Defaults and Events of Default.

5.1       The Loan Parties acknowledge the existence and continuance of the Inventory Accounting Defaults and, subject to the waiver thereof in accordance with the terms of Waiver No. 3 until the Amendment Effective Date, the Financial Reporting Defaults and the Existing Accounting Defaults (collectively, the “Acknowledged Events of Default”).

5.2       Subject to the terms and conditions set forth herein, the Lenders waive the following:

(a)        the Inventory Accounting Defaults;

(b)        the Financial Reporting Defaults;

(c)        the Existing Accounting Defaults;

(d)        any Default or Event of Default arising solely from the Borrower’s failure to timely deliver the notice required by Section 7.03 of the Credit Agreement with respect to the occurrence of any Acknowledged Event of Default; and

(e)        any Default or Event of Default resulting solely from any action taken or any failure to take action during the existence of any Acknowledged Event of Default to the extent such action or failure to take action would have been permitted but for the existence of any Acknowledged Event of Default including, without limitation, any request for any Loan (or any conversion or continuation with respect thereto) or Issuance of any Letter of Credit during the existence of any Acknowledged Event of Default.

5.3       Each of the Loan Parties acknowledges and agrees that:

(a)        The waivers set forth in Section 5.2 are one-time waivers limited exclusively to the Defaults and Events of Default expressly waived in Section 5.2 and shall not be construed to be a waiver of, or in any way obligate the Lenders to waive, any other Default or Event of Default that may have occurred or that may occur after the date hereof;

(b)        On or before August 17, 2015, the Borrower shall deliver the Financial Information to the Agent for distribution to the Lenders, and any failure to deliver any of the Financial Information by such date shall constitute a new and immediate Event of Default under the Credit Agreement without regard to any otherwise applicable notice or cure or grace period;

(c)        Any receipt by the Borrower of a notice from the trustee under the Indenture (or from the holders of at least 25% in aggregate principal amount of the outstanding notes under the Indenture) (the “Indenture Notice”) that an “Event of Default” under section 6.01(v) of the Indenture has occurred as a result of the Borrower’s failure to timely deliver to holders of the notes and the trustee under the Indenture its (i) Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014, March 31, 2015 or June 30, 2015, or (ii) Annual Report Form 10-K for the fiscal year ended December 31, 2014, shall constitute a new and immediate Event of Default without regard to any otherwise applicable notice or cure or grace period; provided that receipt of an Indenture Notice shall not constitute an Event of Default if it is withdrawn (and not reinstated) within 30 days after such receipt;

(d)        The failure by the Borrower to give the Agent notice of the receipt of the Indenture Notice on the first Business Day after receipt by the Borrower of such notice shall constitute a new and immediate Event of Default without regard to any otherwise applicable notice or cure or grace period; and

(e)        On or before July 15, 2015 (or such later date as the Agent may agree) the Loan Parties (as “Grantors” under the Security Agreement) shall deliver to the Agent a control agreement duly executed by the applicable Loan Party and the applicable securities intermediary and in form reasonably satisfactory to the Agent with respect to each Material Securities Account of the Loan Parties.  As used herein “Material Securities Account” means any securities account of a Loan Party with a balance in excess of $1 million. The Loan Parties shall neither establish nor maintain any additional Material Securities Accounts unless such Material Securities Accounts are each subject to a control agreement duly executed by the applicable Loan Party and the applicable securities intermediary and in form reasonably satisfactory to the Agent, except that, in the case of a Material Securities Account obtained by virtue of an Acquisition, the delivery of such a control agreement shall be due within 60 days after the date of such Acquisition (or such later date as the Agent may agree), unless such Material Securities Account shall have been closed prior to such day.

6.         Additional Restrictions Pending Certain Deliveries.  Notwithstanding anything in the Credit Agreement or the other Loan Documents to the contrary, until such time as (a) the Borrower shall have delivered to the Agent for distribution to the Lenders the Financial Information, (b) the Financial Information shall demonstrate that the Loan Parties would have been in compliance with Sections 8.09 and 8.10 of the Credit Agreement for the fiscal quarters ended September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015 if the amendment to the definition of Consolidated EBITDA set forth herein had been effective as of the last day of such fiscal quarters and (c) the Borrower shall have delivered to the Agent for distribution to the Lenders Projections prepared on a quarterly basis for each fiscal quarter remaining during the term of the Credit Agreement demonstrating that (assuming the Projections will be realized) the Borrower will be in compliance with Sections 8.09 and 8.10 of the Credit Agreement as of the end of each fiscal quarter remaining during the term of the Credit Agreement, the following restrictions (the “Additional Restrictions”) in addition to those set forth in the Credit Agreement shall apply:

(a)        no Credit Extension shall be permitted without the written consent of the Required Lenders unless, after giving effect to such Credit Extension, the Total Revolving Usage would be less than or equal to $146,300,000;

(b)        the Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien after the date hereof in reliance on Section 8.01(m) of the Credit Agreement securing Indebtedness or other obligations of the Borrower and its Subsidiaries exceeding in the aggregate, at any time, $15,000,000;

(c)        the aggregate value of all assets disposed of by the Borrower and its Subsidiaries after the date hereof pursuant to Section 8.02(j) of the Credit Agreement shall not exceed $5,000,000,except that assets may be disposed of pursuant to Section 8.02(j) in respect of the Dosteon and CARES businesses, whether pursuant to the plans to dispose of such businesses as described in the Borrower’s Current Report on Form 8-K filed with the SEC on November 7, 2014 or otherwise, without reducing the availability under the foregoing $5,000,000 basket;

(d)        the aggregate principal amount of Investments by the Borrower and its Subsidiaries after the date hereof pursuant to Section 8.04(e)(iii) of the Credit Agreement shall not exceed $5,000,000;

(e)        no Acquisition shall be permitted after the date hereof (other than any Acquisition to which only Loan Parties are parties);

(f)        the Borrower and its Subsidiaries shall not make any Investment after the date hereof in reliance on Section 8.04(j) of the Credit Agreement;

(g)        the Borrower and its Subsidiaries shall not make any Investment after the date hereof in reliance on Section 8.04(m) of the Credit Agreement;

(h)        the aggregate principal amount of Investments by the Borrower and its Subsidiaries after the date hereof pursuant to Section 8.04(n) of the Credit Agreement shall not exceed $5,000,000;

(i)         the Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness after the date hereof in reliance on Section 8.05(i) of the Credit Agreement;

(j)         the Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness after the date hereof in reliance on Section 8.05(l) of the Credit Agreement;

(k)        Foreign Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness after the date hereof in reliance on Section 8.05(o) of the Credit Agreement;

(l)         the Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness after the date hereof in reliance on Section 8.05(p) of the Credit Agreement, exceeding in the aggregate, at any time, $15,000,000;

(m)       the Borrower and its Subsidiaries shall not declare or make any Restricted Payment after the date hereof in reliance on Section 8.08(a)(v) of the Credit Agreement;

(n)        the Borrower and its Subsidiaries shall not declare or make any Restricted Payment after the date hereof in reliance on Section 8.08(a)(vi) of the Credit Agreement; and

(o)        the Borrower and its Subsidiaries shall not declare or make any Restricted Payment after the date hereof in reliance on Section 8.08(b) of the Credit Agreement.

7.         Amendments to Credit Agreement.  The Credit Agreement is amended as follows:

(a)        The definition of “Capital Lease Obligations” in Section 1.01 is amended to add the following to the end thereof:

For the avoidance of doubt, “Capital Lease Obligations” shall be deemed to include the obligations of a lessee of real estate in respect of a build-to-suit lease if GAAP requires the lessee to recognize the leased property as an owned asset and such obligations as indebtedness.

(b)        The following new definitions are added to Section 1.01 in the appropriate alphabetical order:

“First Amendment and Waiver” means the First Amendment and Waiver to this Agreement dated as of June 19, 2015.

“Historical Inventory Valuation Adjustments Schedule” has the meaning set forth in the First Amendment and Waiver.

“Inventory Change in Method” has the meaning set forth in the First Amendment and Waiver.

“Notice of Prepayment” means a notice of prepayment with respect to a Loan, in such form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.

(c)        In clause (e) of the definition of “Consolidated EBITDA” in Section 1.01 the following language is added to the end of such clause:

provided that (i) the aggregate amount of professional fees and expenses that may be added back pursuant to this clause (e) for any period of four consecutive fiscal quarters shall not exceed (A) for any period of four consecutive fiscal quarters ending on or prior to December 31, 2015, 15.0% of Consolidated EBITDA for such period (calculated without giving effect to any add back of professional fees and expenses pursuant to this clause (e)) and (B) for any other period of four consecutive fiscal quarters, 10.0% of Consolidated EBITDA for such period (calculated without giving effect to any add back of professional fees and expenses pursuant to this clause (e)) and (ii) this clause (e) may not be used to add back the write-down of current assets;

(d)        Clause (i) of the definition of “Consolidated EBITDA” in Section 1.01 is amended to read as follows:

(i) without duplication, (i) for any period of four consecutive fiscal quarters ending on or prior to December 31, 2015, up to $20 million in inventory valuation adjustments (and/or reductions in the calculated valuation of inventory) resulting from the Inventory Change in Method, (ii) for any period of four consecutive fiscal quarters that includes the fiscal quarter ended December 31, 2014, up to $15 million in inventory valuation adjustments resulting from the Inventory Change in Method that, due to the absence of historical data, were applied to the fiscal quarter ended December 31, 2014 instead of to retrospective periods, as disclosed by the Borrower in the Historical Inventory Valuation Schedule and (iii) any other non-cash charges (excluding any such non-cash charges to the extent (A) there were cash charges with respect to such non-cash charges in past accounting periods and (B) the Borrower reasonably expects that there will be cash charges with respect to such non-cash charges in future accounting periods) provided that the aggregate amount of non-cash charges relating to the write-down of current assets that may be added back pursuant to this clause (i)(iii) for any period of four consecutive fiscal quarters shall not exceed (A) for any period of four consecutive fiscal quarters ending on or prior to December 31, 2015, 15.0% of Consolidated EBITDA for such period (calculated without giving effect to any add back of any non-cash charges relating to the write-down of current assets pursuant to this clause (i)(iii)) and (B) for any other period of four consecutive fiscal quarters, 10.0% of Consolidated EBITDA for such period (calculated without giving effect to any add back of any non-cash charges relating to the write-down of current assets pursuant to this clause (i)(iii));

(e)        In the definition of “Notice of Borrowing” in Section 1.01 the following language is added immediately prior to the period at the end thereof:

or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower

(f)        In the definition of “Notice of Conversion/Continuation” in Section 1.01 the following language is added immediately prior to the period at the end thereof:

or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower

(g)        In the definition of “Responsible Officer” in Section 1.01 the word “or” is deleted from the penultimate line of such definition, and the following language is added immediately after “responsibility,”:

or any officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Agent,

(h)        In the definition of “Swingline Loan Notice” in Section 1.01 the following language is added immediately prior to the period at the end thereof:

or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower

(i)         Section 2.08 is amended by (i) replacing each instance of the word “notice” in such Section with “Notice of Prepayment”, and (ii) deleting the words “of prepayment” in the second sentence of such Section.

(j)         Section 8.04(a) is amended to read in its entirety as follows:

extensions of trade credit in the ordinary course of business and receivables arising from leases to customers in the ordinary course of business

(k)        Section 9.01(c) is amended by adding the following to the end thereof immediately prior to “; or”:

or in the First Amendment and Waiver (other than Section 22 (Further Assurances) of the First Amendment and Waiver)

(l)         Section 11.07(f) is hereby amended and restated in its entirety as follows:

(f)        Electronic Execution of Assignments and Certain Other Documents.  The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption, any other Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, neither the Agent, any Issuer, nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent, such Issuer or such Lender pursuant to procedures approved by it, and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

8.         Amendment to Security Agreement.  The Security Agreement is amended by adding a new Section 8.17 to the Security Agreement as follows:

8.17     Appointment of Borrower.  Notwithstanding anything to the contrary herein or in any of the other Loan Documents, each of the Guarantors hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered in connection herewith and agrees that (i) the Borrower may execute such documents and provide such authorizations on behalf of such Guarantor as the Borrower deems appropriate in its sole discretion and each Guarantor shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (ii) any notice or communications delivered by the Agent, any Issuer or a Lender to the Borrower shall be deemed delivered to each Guarantor and (iii) the Agent, any Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Guarantors.

9.         Delivery of Third Party Audit Reports.  Promptly following receipt thereof, the Borrower shall deliver to the Agent for distribution to the Lenders, expressly subject to the confidentiality restrictions set forth in Section 11.08 of the Credit Agreement, copies of all final written reports from the Loan Parties’ third-party auditors with respect to such auditor’s observations and recommendations concerning the Loan Parties’ financial controls and reporting.

10.       Amendment Fee.  In consideration of the Lenders’ agreements set forth herein, the Borrower agrees to pay to the Agent, for the account of each Consenting Lender (defined below), an amendment fee (the “Amendment Fee”) in an amount equal to 10 basis points (0.10%) of the outstanding principal amount of the Term A Loan held by such Consenting Lender and the amount of such Lender’s Revolving Commitments.  The Amendment Fee shall be fully-earned, payable and non-refundable as of the Amendment Effective Date (defined below).  As used herein, “Consenting Lender” means a Lender that executes and delivers to the Agent a signature page to this Amendment on or prior to 5:00 p.m. Eastern time on June 19, 2015 (or, as to any Lender, such later time or date as may be agreed by the Agent and the Borrower).

11.       Effectiveness; Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Agent and the Lenders:

(a)        the Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties and each of the Required Lenders;

(b)        the Agent shall have received a written schedule of historical inventory valuation adjustments (the “Historical Inventory Valuation Adjustments Schedule”) containing a written acknowledgment by a Responsible Officer of the Borrower that such schedule is the Historical Inventory Valuation Adjustments Schedule;

(c)        the Agent shall have received the Amendment Fee;

(d)        the Loan Parties shall have paid all reasonable fees, costs and expenses of the Agent (including, without limitation, fees, costs and expenses of counsel) incurred in connection with this Amendment, to the extent invoiced to the Borrower at least one Business Day prior to the Amendment Effective Date; and

(e)        the Agent shall have received such other documents, instruments and certificates as the Agent or any Lender may reasonably request.

12.       Incorporation of Amendment.  Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein.  This Amendment shall constitute a Loan Document.

13.       Representations and Warranties.  The Loan Parties hereby represent and warrant to the Agent and the Lenders as follows as of the Amendment Effective Date:

(a)        Each Loan Party has the corporate or other legal entity power and authority to execute, deliver and perform its obligations under this Amendment;

(b)        The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other legal entity action.

(c)        This Amendment has been duly executed and delivered by such Loan Party.

(d)        This Amendment constitutes a legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equity principles relating to enforceability.

(e)        The execution, delivery and performance by each Loan Party of this Amendment does not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject or (iii) violate any Requirement of Law.

(f)        No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any court Governmental Authority or any other Person (except those that have been obtained and remain in effect and disclosure filings that are required to be made with the SEC) is necessary or required to be made or obtained by any Loan Party in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment.

(g)        After giving effect to this Amendment, (i) the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (ii) no Default has occurred and is continuing.

(h)        The security interests held by the Agent in the Collateral continue to be valid, binding and enforceable perfected security interests in accordance with the Collateral Documents that secure the Obligations subject only to the Permitted Liens.

(i)         As of the Amendment Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed on Schedule 1 hereto.

(j)         The amount of inventory valuation adjustments resulting from the Inventory Change in Method for any period of four consecutive fiscal quarters does not exceed an amount equal to 110% of the Specified Amount.  The “Specified Amount” is, for any period of four consecutive fiscal quarters, the amount set forth for such period on the Historical Inventory Valuation Adjustments Schedule provided that such amount can be increased or decreased by the reallocation of amounts from one period to another period.

If any representation and warranty set forth in this Section 13 is incorrect on and as of the date hereof then such incorrect representation and warranty shall constitute a new and immediate Event of Default without regard to any otherwise applicable notice or cure or grace period.

14.       Release.  In consideration of the Agent’s and the Required Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Agent, the Lenders and each of the Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group.

15.       FATCA.  For purposes of determining withholding Taxes imposed under the FATCA, from and after the Amendment Effective Date, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

16.       No Third Party Beneficiaries.  This Amendment and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns.  No other Person shall have or be entitled to assert rights or benefits under this Amendment.

17.       Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.  This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

18.       Counterparts; Electronic Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be effective as an original.

19.       No Actions, Claim.  As of the date hereof, each Loan Party hereby acknowledges and confirms that it has no actual knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any of the Lender Parties arising from any action by such Persons or failure of such Persons to act under the Loan Documents on or prior to the date hereof.

20.       Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York

21.       Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.15 and 11.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

22.       Further Assurances.  Each of the Loan Parties agrees to execute and deliver, or to cause to be executed and delivered, all such instruments that are consistent with the terms of this Amendment as may reasonably be requested by the Agent to effectuate the intent and purposes, and to carry out the terms, of this Amendment.

23.       Miscellaneous.

(a)        Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(b)        Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(c)        Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Amendment shall govern and control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Waiver to be duly executed as of the date first above written.

BORROWER:	HANGER, INC., a Delaware corporation

	By:	/s/ Thomas E. Hartman
	Name:	Thomas E. Hartman
	Title:	Vice President, General Counsel and Secretary

[SIGNATURE PAGES FOLLOW]

Hanger Inc.

First Amendment and Waiver

GUARANTORS:		ACCELERATED CARE PLUS CORP., a Delaware corporation
ACCELERATED CARE PLUS LEASING, INC., a Delaware corporation
ADVANCED PROSTHETICS OF AMERICA, INC., a Florida corporation
CREATIVE ORTHOTICS & PROSTHETICS, INC., a New York corporation
DIBELLO’S DYNAMIC ORTHOTICS AND PROSTHETICS, INC.,
a Texas corporation
DOSTEON CO HOLDING, INC., a Colorado corporation
DOSTEON SOLUTIONS, LLC, a Maryland limited liability company
EAST COAST ORTHOTICS, INC., a Florida corporation
EUGENE TEUFEL & SON ORTHOTICS & PROSTHETICS, INC.,
a Pennsylvania corporation
FAITH PROSTHETIC-ORTHOTIC SERVICES, INC.,
a North Carolina corporation
GENESIS MEDICAL GROUP, LLC, an Oregon limited liability company
GREAT PLAINS ORTHOTICS & PROSTHETICS, INC., an Iowa corporation
HANGER PROSTHETICS & ORTHOTICS, INC., a Delaware corporation
HANGER PROSTHETICS & ORTHOTICS EAST, INC.,
a Delaware corporation
HANGER PROSTHETICS & ORTHOTICS WEST, INC.,
a California corporation
INNOVATIVE NEUROTRONICS, INC., a Delaware corporation
LIBERTY HEALTH SERVICES, LLC, a Delaware limited liability company
LINKIA, LLC, a Maryland limited liability company
MK PROSTHETIC & ORHTOTIC SERVICES, INC., a Texas corporation
NASCOTT, INC., a Delaware corporation
OPNET, INC., a Nevada corporation
ORPRO, INC., a California corporation
ORTHO-MEDICAL PRODUCTS, INC., a New York corporation
ORTHOTIC & PROSTHETIC TECHNOLOGIES, INC., a Texas corporation
RAINIER SURGICAL INCORPORATED, a Washington corporation
SCOPE ORTHOTICS & PROSTHETICS, INC., a California corporation
SOUTHERN PROSTHETIC SUPPLY, INC., a Georgia corporation
TEAM POST-OP, INC., a California corporation
THE BRACE SHOP PROSTHETIC ORTHOTIC CENTERS, INC.,
an Ohio corporation

	By:	/s/ Thomas E. Hartman
	Name:	Thomas E. Hartman
	Title:	Vice President, General Counsel and Secretary
of each of the foregoing Guarantors

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Hanger Inc.

First Amendment and Waiver

AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

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Hanger Inc.

First Amendment and Waiver

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Suzanne B Smith
	Name:	Suzanne B Smith
	Title:	SVP

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Managing Director

REGIONS BANK

	By:	/s/ Robert B. Harrington
	Name:	Robert B. Harrington
	Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION

	By:	/s/ James Weinstein
	Name:	James Weinstein
	Title:	Managing Director

SUNTRUST BANK

	By:	/s/ Mary E. Coke
	Name:	Mary E. Coke
	Title:	Vice President

BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Janet L. Wheeler
	Name:	Janet L. Wheeler
	Title:	Vice President

FIFTH THIRD BANK

	By:	/s/ Thomas Avery
	Name:	Thomas Avery
	Title:	Relationship Manager

ASSOCIATED BANK, NATIONAL ASSOCIATION

	By:	/s/ James A. Goody
	Name:	James A. Goody
	Title:	Vice President

[SIGNATURE PAGES FOLLOW]

Hanger Inc.

First Amendment and Waiver

BOKF, NA

By:	/s/ Chris O’Brien
Name:	Chris O’Brien
Title:	Vice President

COMPASS BANK

By:	/s/ D. Sowards
Name:	Debbie Sowards
Title:	Senior Vice President

Hanger Inc.

First Amendment and Waiver

Schedule 1

Subsidiaries

Accelerated Care Plus Corp.

Accelerated Care Plus Leasing, Inc.

Advanced Prosthetics & Orthotics, LLC

Advanced Prosthetics Center, L.L.C.

Advanced Prosthetics of America, Inc.

Alabama Center for Prosthetics & Orthotics, Inc.

Atlanta Prosthetics & Orthotics, Inc.

Creative Orthotics & Prosthetics, Inc.

DiBello’s Dynamic Orthotics and Prosthetics, Inc.

Dosteon CO Holding, Inc.

Dosteon Solutions, LLC

East Coast Orthotics, Inc.

Eugene Teufel & Son Orthotics & Prosthetics, Inc.

Faith Prosthetic-Orthotic Services, Inc.

Genesis Medical Group, LLC

Great Plains Orthotics & Prosthetics, Inc.

Hanger National Laboratories, LLC

Hanger Prosthetics & Orthotics, Inc.

Hanger Prosthetics & Orthotics East, Inc.

Hanger Prosthetics & Orthotics West, Inc.

Hanger Risk Management, Inc.

Innovative Neurotronics, Inc.

Liberty Health Services, LLC

Linkia, LLC

MMAR Medical Group, Inc.

MK Prosthetic & Orhtotic Services, Inc.

Nascott, Inc.

Ogden Orthotics & Prosthetics, Inc.

OPNET, Inc.

OrPro, Inc.

Hanger Inc.

First Amendment and Waiver

Ortho-Medical Products, Inc.

Orthotic & Prosthetic Technologies, Inc.

Prosthetic Laboratories of Rochester, Inc.

Savannah Orthotics & Prosthetics, Inc.

Rainier Surgical Incorporated1

SCOPe Orthotics & Prosthetics, Inc.

Shields Orthotic Prosthetics Services, Inc.

Southern Prosthetic Supply, Inc.

Specialty Brace & Limb, Inc.

Suncoast Orthotics & Prosthetics, Inc.

Superior Orthotics & Prosthetics, LLC

SureFit Shoes, LLC

Synergy Orthotics & Prosthetics, LLC

Team Post-Op, Inc.

The Brace Shop Prosthetic Orthotic Centers, Inc.

Tindal Orthotics, Inc.

TMC Orthopedic, L.P.

Valley Orthopedic, Inc.

1  As of the date hereof, filings have been made to change the name of Rainier Surgical Incorporated to Dosteon WA Holding, Inc.  The name change is expected to become effective shortly after the closing of this Amendment.

Hanger Inc.

First Amendment and Waiver